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                                      NOTE                         EXHIBIT 10.29

September       , 1994
1343 Echo Court                   (City)              (State)
                              Bloomfield Hills,      Michigan   48302
                             (Property Address)

1. BORROWER'S PROMISE TO PAY
        In return for a loan that I have received, I promise to pay U.S. $ 200,000.00 (this amount is called "principal"), [plus interest], to the order of the Lender. The Lender is Lafarge Corporation Maryland Corporation I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this
Note is called the "Note Holder."

[2. INTEREST
        Interest will be charged on unpaid principal until the full amount of principal has been paid. I will pay interest at a yearly rate of %.
        The interest rate required by this Section 2 is the rate I will pay both before and after any default described in Section 6(B) of this Note.]

3. PAYMENTS
        (A) TIME AND PLACE OF PAYMENTS
        I will pay principal [and interest] by making payments every month.
        I will make my monthly payments on the 1st day of each month beginning on November 1, 1994 I will make these payments every month until I have paid all of the principal [and interest] and any other charges described below that I may owe under this Note. My monthly payments will be applied to [interest before] principal. If, on October 1, 2014, I still owe amounts under this Note, I will pay those amounts in full on that date, which is called the "maturity date."
        I will make my monthly payments by payroll deduction or in any other manner as may be thereafter required by the Noteholder upon notice to me. or at a different place if required by the Note Holder.
        (B) AMOUNT OF MONTHLY PAYMENTS
        My monthly payment will be in the amount of U.S. $ 833.33

4. BORROWER'S RIGHT TO PREPAY
        I have the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment." When I make a prepayment, I will tell the Note Holder in writing that I am doing so.
        I may make a full prepayment or partial prepayments without paying any prepayment charge. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. If I make a partial prepayment, there will be no changes in the due date or in the amount of my monthly payment unless the Note Holder agrees in writing to those changes.

5.LOAN CHARGES
        If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceeded permitted limits will be refunded to me. The Note Holder may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me. If a refund reduces principal, the reduction will be treated as a partial prepayment.

6. BORROWER'S FAILURE TO PAY AS REQUIRED
        [(A) LATE CHARGE FOR OVER DUE PAYMENTS
        If the Note Holder has not received the full amount of any monthly
payment by the end of      calendar days after the date it is due, I will pay a
late charge to the Note Holder. The amount of the charge will be          % of
my overdue payment of principal and interest. I will pay this late charge promptly but only once on each late payment.]
        (B) DEFAULT
        If I do not pay the full amount of each monthly payment on the date it is due, or if I am in default under the Security Instrument (hereinafter defined), I will be in default hereunder.
        (C) NOTICE OF DEFAULT
        I am in default, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date, the Note Holder may require me to pay immediately the full amount of principal which has not been paid [and all the interest that I owe on that amount.] That date must be at least 30 days after the date on which the notice is delivered or mailed to me.
        (D) NO WAIVER BY NOTE HOLDER
        Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.
        (E) PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES.
        If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

7. GIVING OF NOTICES
        Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at the Property Address above or at a different address if I give the Note Holder a notice of my different address.
        Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3(A) above or at a different address if I am given a notice of that different address.



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8. OBLIGATIONS OF PERSONS UNDER THIS NOTE
        If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owned. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. [Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that any one of us may be required to pay all of the amounts owned under this Note.] I understand that this Note is personal to me and is not transferable to any third party.

9. WAIVERS
        I and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

10. UNIFORM SECURED NOTE
        This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Note Holder under this Note, a Mortgage, Deed of Trust or Security Deed (the "Security Instrument"), dated the same date as this Note, protects the Note Holder from possible losses which might result if I do not keep the promises which I make in this Note. That Security Instrument describes how and under what conditions I may be required to make immediate payment in full of all amounts I owe under this Note. Some of those conditions are described as follows:
             TRANSFER OF THE PROPERTY OR A BENEFICIAL INTEREST IN BORROWER. If all or any part of the Property or any interest in it is sold or transferred (or if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person) without Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.
             If Lender exercise this option. Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

11. Homestead Exemption. Borrower hereby waives his Homestead Exemption.

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED.

                             /s/ DUNCAN GAGE
                     ----------------------------------------------------(Seal)
                                                                       Borrower
                             /s/ KATHY D. GAGE
                     ----------------------------------------------------(Seal)
                                                                       Borrower

                     ----------------------------------------------------(Seal)
                                                                       Borrower

                     ----------------------------------------------------(Seal)
                                                                       Borrower
                                                           (Sign Original Only)